SECURITIES PURCHASE AGREEMENT



                                     between



                        WESTREC MARINA MANAGEMENT, INC.,


                                       and


                             COMMERCIAL ASSETS, INC.




                         Shares of Class A Common Stock

                         Shares of Class B Common Stock

                                       and

               Warrants to Purchase Shares of Class B Common Stock




                           Dated as of March 26, 1998

114038.12-Los Angeles Server 1A                    Draft May 11, 1998 - 10:58 AM

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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I
         DEFINITIONS..........................................................1
         Section 1.1  Definitions.............................................1
         Section 1.2  Rules of Construction..................................10

ARTICLE II
         PURCHASE AND SALE OF SECURITIES; CLOSING............................11
         Section 2.1  Authorization and Issuance of Securities...............11
         Section 2.2  Purchase and Sale of Securities........................11
         Section 2.3  Closing Deliveries  ...................................12
         Section 2.4  Delivery Expenses  ....................................13
         Section 2.5  Issue Taxes  ..........................................14
         Section 2.6  Lost, Etc. Securities  ................................14
         Section 2.7  Indemnification  ......................................14
         Section 2.8  Indemnification Threshold..............................16
         Section 2.9  Maximum Losses.........................................16
         Section 2.10  Subrogation...........................................17
         Section 2.11  Damages...............................................17

ARTICLE III
         CLOSING CONDITIONS..................................................17
         Section 3.1  Conditions to Purchaser's Obligations..................17
         Section 3.2  Conditions to the Company's Obligations................19

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE  COMPANY......................21
         Section 4.1  Company's Due Incorporation and Good Standing..........21
         Section 4.2  Capitalization.........................................21
         Section 4.3  [Reserved].............................................22
         Section 4.4  Authority..............................................22
         Section 4.5  Authorization, Etc. of Shares..........................22
         Section 4.6  Authorization of Warrant Shares........................22
         Section 4.7  Authorization, Etc. of Registration Rights Agreement...23
         Section 4.8  Authorization, Etc. of Stockholder Agreement...........23


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

         Section 4.9  No Violation or Conflict; No Default...................23
         Section 4.10  No Material Adverse Change; Financial Statements......25
         Section 4.11  Full Disclosure.......................................25
         Section 4.12  Private Offering......................................25
         Section 4.13  No Brokers............................................26
         Section 4.14  Representations and Warranties........................26
         Section 4.15  Litigation............................................26
         Section 4.16  Labor Relations.......................................27
         Section 4.17  Taxes.................................................27
         Section 4.18  Environmental Matters.................................28
         Section 4.19  ERISA.................................................30
         Section 4.20  Properties............................................31
         Section 4.21  Compliance with Laws..................................32
         Section 4.22  Insider Transactions..................................32
         Section 4.23  Certain Transfers.....................................32
         Section 4.26 Survival of Representations and Warranties.............33

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................33
         Section 5.1  Purchase for Own Account...............................33
         Section 5.2  Accredited Investor....................................33
         Section 5.3  Authorization..........................................34
         Section 5.4  Capitalization.........................................34
         Section 5.5  No Brokers.............................................34
         Section 5.6  Survival of Representations and Warranties.............35

ARTICLE VI
         COVENANTS...........................................................35
         Section 6.1  Further Actions........................................35
         Section 6.2  Additional Covenants of the Company....................35

ARTICLE VII
         TERMINATION.........................................................37
         Section 7.1  Termination Events.....................................37
         Section 7.2  Effect of Termination..................................38

ARTICLE VIII
         MISCELLANEOUS.......................................................38


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         Section 8.1  Notices................................................38
         Section 8.2  Successors and Assigns.................................40
         Section 8.3  No Waivers; Amendments.................................40
         Section 8.4  Counterparts...........................................40
         Section 8.5  Section Headings.......................................40
         Section 8.6  GOVERNING LAW..........................................40
         Section 8.7  Entire Agreement.......................................41
         Section 8.8  Severability...........................................41
         Section 8.9  Attorneys' Fees........................................41
         Section 8.11  Knowledge.............................................42




                                    EXHIBITS

EXHIBIT A                 Certificate of Incorporation
EXHIBIT B                 Registration Rights Agreement
EXHIBIT C                 Sachs Warrant Agreement
EXHIBIT D                 Stockholder Agreement
EXHIBIT E                 Tax Allocation Agreement
EXHIBIT F                 Westrec Warrant Agreement



                                    SCHEDULES

4.1
4.9(a)(3)
4.15
4.16
4.17
4.18(d)
4.18(e)
4.19
4.20
4.22
4.24

                          SECURITIES PURCHASE AGREEMENT

                  This SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of March 26, 1998, and entered into by and between WESTREC MARINA MANAGEMENT, INC., a California corporation (the "Company") and COMMERCIAL ASSETS, INC., a Maryland corporation (the "Purchaser").

                  In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1  Definitions

                  As used in this Agreement, the following terms have the following meanings:

                  "Affiliate," with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. In the case of a Person who is an individual, the term "Affiliate" shall include (i) members of his or her immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities
Act) and (ii) trusts, the trustee or the beneficiaries of which are that Person or members of his or her immediate family, as determined in accordance with the foregoing clause (i).

                  "Annual Financial Statements" means, with respect to any year, audited consolidated financial statements of the Company and its consolidated Subsidiaries, including a balance sheet, income statement, statement of stockholders' equity and statement of cash flows, as of the end of and for such year, prepared in accordance with GAAP and accompanied by an opinion of the Company's independent public accountants, which statements (beginning with the fiscal year 1998 statement) must include the operations of the workers compensation and group medical plans maintained for employees of the Company and its Subsidiaries.

                  "Audit"   means  any  audit,   assessment   of  Taxes,   other
examination by any Tax Authority, proceeding, or appeal of a ruling in any of the foregoing, relating to Taxes.

                  "Board of Directors" means, as to any corporation, its board of directors or any duly authorized committee thereof.

                  "Business Day" means any day other than a Saturday, Sunday, or other day when commercial banks are required or authorized by Law to be closed for business in Los Angeles, California.

                  "Capital   Stock"   means  any  and  all  shares,   interests,
participations or other equivalents (however designated) of corporate stock, including, without limitation, all common stock and preferred stock.

                  "Cash  Purchase  Price" has the  meaning  ascribed  thereto in
Section 2.2(c).

                  "Certificate of Amendment" means the certificate of amendment to the Company's Articles of Incorporation, substantially in the form of Exhibit A hereto.

                  "Charter Documents" means the Articles of Incorporation, Bylaws and any other organizational document, as amended or restated (or both) to date, of the Company.

                  "Class A Common Stock" means the Class A Common Stock, par value $.10 per share, of the Company.

                  "Class B Common Stock" means the Class B Common Stock, par value $.10 per share, of the Company.

                  "Closing" has the meaning ascribed thereto in Section 2.2(c).

                  "Closing Date" has the meaning ascribed thereto in Section 2.2(c).

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto.

                  "Common Stock" means the Class A Common Stock and the Class B Common Stock.

                  "Consolidated EBITDA" means, for any period, the Consolidated Net Income of the Company for such period adjusted by adding thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense of the Company and its Subsidiaries for such period, and consolidated depreciation and amortization expense of the Company and its Subsidiaries for such period, provided, that consolidated income tax expense and consolidated depreciation and amortization of a Subsidiary that is a less than a wholly-owned Subsidiary shall only be added to the extent of the equity interest of the Company and its wholly-owned Subsidiaries in such Subsidiary, (ii) Consolidated Fixed Charges of the Company for such period, and (iii) (to the extent not already reflected in Consolidated EBITDA) the difference between (x) the earnings of Westrec Financial derived, in the insurance plan year ending during such period, from the workers compensation and group medical plans maintained for employees of the Company and its Subsidiaries minus (y) an estimate reasonably prepared by Company and reasonably acceptable to the Purchaser of the aggregate amount of all claims expected to be incurred by those plans for that insurance plan year.

                  "Consolidated Fixed Charges" of the Company means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to capitalized lease obligations) by the Company and its Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers acceptances and letters of credit financings and currency and interest swap and hedging obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable by the Company or any of its Subsidiaries in respect of Preferred Stock (other than to the Company or a wholly-owned Subsidiary of the Company). For purposes of this definition, (x) interest on a capitalized lease obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such capitalized lease obligation in accordance with GAAP and (y) interest expense attributable to any indebtedness represented by the guarantee by the Company or a Subsidiary of the Company of an obligation of another Person shall be deemed to be the interest expense attributable to the indebtedness guaranteed.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary or are either unusual or nonrecurring (as determined in accordance with GAAP) (including any gain or loss from the sale or other disposition of assets or from the issuance or sale of any capital stock), less all fees and expenses relating thereto, (b) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (c) the amount of any finders' fees or similar fees paid to the Company or its Subsidiaries by the Purchaser or any of its Affiliates in connection with the acquisition by the Purchaser or such Affiliates of a marina property, (d) all reasonable expenses incurred by the Company or its Subsidiaries in connection with the review, evaluation, development and acquisition of new marina properties to be managed by the Company, and (e) any expenses incurred by the Company as a result of payment of any commissions or fees to Pearl Hill.

                  "Contracts" has the meaning ascribed thereto in Section 4.9(a)(3).

                  "Conversion Notice" means a notice sent by either the Purchaser or a Converting Transferee to the Company. If sent by the Purchaser, the Conversion Notice will (a) represent that the Purchaser has entered into an agreement to transfer Class B Common Stock to a Converting Transferee in a transfer permitted under the Stockholder Agreement, and (b) designate the Converting Transferee to whom the Company must issue shares of Class A Common Stock in accordance with the terms of Section 6.5. If sent by a Converting Transferee, the Conversion Notice will (x) represent that the sender is a Converting Transferee that received shares of Class B Common Stock or Warrants in a transfer permitted under the Stockholder Agreement, and (y) set forth the number of such shares of Class B Common Stock that the Converting Transferee desires the Company to purchase in accordance with the terms of Section 6.5.

                  "Converting Transferee" means a holder of any Purchaser Securities other than the Purchaser that either (i) is a Permitted Transferee (as defined in the Stockholder Agreement) that (x) is not a Subsidiary of the Purchaser or (y) does not own, directly or indirectly, under the constructive ownership rules of section 544 of the Code, more than 9.8% of the Purchaser's Capital Stock, or (ii) an Unaffiliated Party (as defined in the Stockholder Agreement).

                  "Documents" means this Agreement, the Westrec Warrant Agreement, the Sachs Warrant Agreement, the Registration Rights Agreement, the Stockholder Agreement, and the Tax Sharing Agreement, collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or in connection with the Transactions.

                  "Environmental Claim" means any claim, action, cause of action, or investigation or any assertion by any Person of potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on, or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location now or previously owned, leased, used or operated by the Company or any Partnership, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Laws" means all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including laws and regulations relating to emissions, discharges, releases, or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  "Employee  Benefit Plan" has the meaning  ascribed  thereto in
Section 4.19.

                  "Enterprise Value" means, at any time during any fiscal year, an amount equal to (i) five times Consolidated EBITDA for the immediately preceding fiscal year (the "Preceding Year"), plus (ii) the fair market value, as mutually determined by the Company and the Purchaser, of any investments (other than in the Partnerships) held by the Company and its Subsidiaries, plus
(iii) the sum of all cash and cash equivalents held by the Company and its Subsidiaries, plus (iv) the trade receivables (adjusted as appropriate for collectibility) of the Company and its Subsidiaries, plus (v) any normal pre-paid expenses of the Company and its Subsidiaries, paid in the ordinary course of business, plus (vi) all normal inventory of the Company and its Subsidiaries, acquired for resale in the ordinary course of business, valued at the lower of cost or market value, plus (vii) any receivable from Affiliates of the Company actually collected within 90 days of the end of the Preceding Year, minus (viii) all Liabilities of the Company or any of its Subsidiaries, in each case or shown on the balance sheet included in the Annual Financial Statements for the Preceding Year, minus (ix) the fair market value (or, if less, the redemption price) of any outstanding shares of stock (a) of the Company, other than Common Stock, and (b) of any Subsidiary of the Company, other than stock held by the Company or any Subsidiaries of the Company. For purposes of the above calculation, (a) the amounts in clauses (ii) - (ix) will be determined with reference to, or as of, the end of the Preceding Year, and (b) Westrec Equities, Inc. shall not be deemed to be a Subsidiary of the Company.

                  "Enterprise Value Per Common Share" means, on any date, the Company's Enterprise Value on that date divided by the number of shares of Common Stock issued and outstanding on that date.

                  "Equity Interest" means (i) with respect to a corporation, any and all issued and outstanding Capital Stock and warrants, options or other rights to acquire Capital Stock and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options or other rights to acquire any such units or interests.

                  "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

                  "ERISA Affiliate" has the meaning ascribed thereto in Section 4.19.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, and any successor statute or law thereto.

                  "GAAP" means those generally accepted accounting principles and practices which are recognized as such from time to time by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof.

                  "Governmental Body" means (i) any federal, state, local, or foreign governmental authority or regulatory body, (ii) any subdivision, agency, commission, or authority thereof, or any quasi-governmental or private body exercising any governmental regulatory authority thereunder, (iii) any Person directly or indirectly owned by and subject to the control of any of the foregoing, or (iv) any court, arbitrator, or other judicial or quasi-judicial tribunal.

                  "Haulover Debt" means the obligation of Westrec Equities, Inc. evidenced by a note in the approximate amount of $420,000 executed by Westrec Equities Inc. in favor of California United Bank, and as to which the Company may be a guarantor or a co-obligor.

                  "Holder" or "Holders" means the Purchaser and any Affiliate thereof that becomes a holder of any of the Securities, so long as such Person holds any Securities.

                  "Initial Purchase Price" means $1.5 million.

                  "Laws" has the meaning ascribed thereto in Section 4.9.

                  "Liabilities" of the Company means all amounts that are shown as liabilities on a consolidated balance sheet of the Company prepared in accordance with GAAP plus, to the extent not so shown, any preferred stock of the Company (valued at the greater of the liquidation preference of such preferred stock or any amount required to be paid upon redemption or repurchase thereof), regardless of whether such preferred stock is required to be redeemed or repurchased by the Company or any Subsidiary; provided that, to the extent reflected on the Company's 1997 Audited Financial Statements, the Haulover Debt as to which Michael M. Sachs has indemnified the Company in Section 3.10 of the Stockholder Agreement shall not be counted as a Liability of the Company.

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Losses" has the meaning ascribed thereto in Section 2.7.

                  "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, or (b) a material adverse effect on the ability of the Company or any other party to the Documents (other than the Company) to perform its respective obligations under this Agreement or any of the other Documents.

                  "Materials of Environmental Concern" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum or petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, or PCBs.

                  "Notice" has the meaning ascribed thereto in Section 8.1.

                  "Outside Date"means May 31, 1998.

                  "Partnerships" means PS Marinas I, a California Limited Partnership, PS Marinas 3, a California Limited Partnership, PS Marinas 4, a California Limited Partnership, PS Marinas 5, a California Limited Partnership, Tower Park Marina Investors, L.P., a California limited partnership, and Southwinds.

                  "Person" means an individual, partnership,  corporation, trust
or   unincorporated   organization  or  a  government  or  agency  or  political subdivision thereof.

                  "Preferred Stock" has the meaning ascribed thereto in Section 4.2.

                  "Proceedings" has the meaning ascribed thereto in Section 4.15

                  "Purchase Price Adjustment" has the meaning ascribed thereto in Section 2.2(c)(ii). "Purchaser Securities" means (a) 326,740 shares of newly-issued shares of Class A Common Stock, (b) the Warrants, and (c) 82,351 shares of newly-issued shares of Class B Common Stock.

                  "Put  Notice"  has the  meaning  ascribed  thereto  in Section
6.4(a).

                  "Put Date" has the meaning ascribed thereto in Section 6.4(b).

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Purchaser, substantially in the form attached hereto as Exhibit B.

                  "Sachs Warrant Agreement" means the Warrant Agreement, to be dated as of the Closing Date, by and between the Company and Michael M. Sachs, substantially in the form attached hereto as Exhibit C.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, and any successor statute or law thereto.

                  "Securities" means, collectively, the Shares, the Warrants, and the Warrant Shares, and "Security" means any of the Shares, the Warrants or the Warrant Shares, as in the context may be appropriate.

                  "Shares" means the shares of newly-issued Common Stock to be purchased pursuant to this Agreement.

                  "Southwinds" means Southwinds Marina, L.L.C., a Delaware limited liability company.

                  "Stockholder Agreement" means the Stockholder Agreement, to be dated as of the Closing Date, by and among the Company, the Purchaser, Westrec Financial, Michael Sachs, and each other Person who becomes a party thereto in accordance with the terms thereof, substantially in the form attached hereto as Exhibit D.

                  "Subsidiary" of any Person means (a) a corporation in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has either (i) a majority ownership interest or (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, or (b) a partnership in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person (i) is, at the date of determination, a general partner of such partnership, or (ii) has a majority ownership interest in such partnership or the right to elect, or to direct the election of, a majority of the governing body of such partnership, or (c) any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person has either (i) at least a majority ownership interest or (ii) the power to elect, or to direct the election of, a majority of the directors or other governing body of such Person.

                  "Taxes" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                  "Tax Allocation Agreement" means the Tax Allocation Agreement to be dated as of the Closing Date, between the Company, Westrec Financial and the other parties thereto, substantially in the form attached hereto as Exhibit E.

                  "Tax  Authority"  means the Internal  Revenue  Service and any
other  domestic  or  foreign   governmental   authority   responsible   for  the
administration of any Taxes.

                  "Tax Returns" means all federal, state, local, and foreign tax
returns,  any  declarations,   statements,   reports,   schedules,   forms,  and
information returns relating to Taxes, including any amendment to any of them.

                  "Transactions"means the transactions contemplated by this Agreement and the other Documents.

                  "Warrants" means warrants to purchase shares of Class B Common Stock at the times and in accordance with the terms and conditions set forth in the Westrec Warrant Agreement.

                  "Warrant Shares" means the shares of Class B Common Stock issuable upon exercise of the Warrants.

                  "Westrec Equities, Inc." means Westrec Equities, Inc., a California corporation and a wholly-owned Subsidiary of the Company.

                  "Westrec   Financial"   means  Westrec   Financial,   Inc.,  a
California corporation and the owner as of the date hereof of all of the outstanding equity interests in the Company.

                  "Westrec Warrant Agreement" means the Warrant Agreement, to be dated as of the Closing Date, by and between the Company and the Purchaser, substantially in the form attached hereto as Exhibit F.

Section 1.2  Rules of Construction

                  Unless the context otherwise requires:

                  (a)    a term has the meaning assigned to it;

                  (b)    "or" is not exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d)    provisions apply to successive events and transactions;

                  (e) "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision; and

                  (f)    "including" means including without limitation.


                                   ARTICLE II
                    PURCHASE AND SALE OF SECURITIES; CLOSING

Section 2.1  Authorization and Issuance of Securities

                           (a) The Company has authorized the issuance  and sale
to the  Purchaser of the Shares and the Warrants.

                           (b) The  Warrants  will  be  evidenced  by a  Warrant
certificate, substantially in the form attached as Exhibit A to the Westrec Warrant Agreement and dated the Closing Date. The Warrants will be exercisable, at the times and in the manner provided in the Westrec Warrant Agreement and the Warrants, for a number of Warrant Shares as provided in the Westrec Warrant Agreement. The terms and provisions of the Westrec Warrant Agreement constitute, and are hereby expressly made, a part of this Agreement, and the Company and the Purchaser, by their execution and delivery of this Agreement, expressly agree to those terms and provisions and to be bound thereby.

                           (c) Each  Holder  of  Securities  will  have  certain
registration rights with respect thereto as set forth in the Registration Rights Agreement.

Section 2.2  Purchase and Sale of Securities

                           (a)  Purchase  and  Sale.  Subject  to the  terms and
conditions set forth herein and in reliance on the respective representations and warranties set forth or incorporated by reference herein, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Purchaser Securities.

                           (b) Closing.  The purchase and sale of the Securities
will take place at a closing (the "Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071 at 9:00 a.m., Los Angeles time, on the second Business Day after all of the conditions set forth in Article III have been satisfied or waived, or such other Business Day as may be agreed upon by the Purchaser and the Company (the "Closing Date"). Other than as set forth in Section 7.1, the failure to consummate the purchase and sale provided for herein at the time and place determined under this Section 2.2(b) will not result in the termination of this Agreement nor relieve any party of any obligation hereunder.

                           (c)  Payment of Purchase Price.

                           (i) At the Closing, the Purchaser will pay the Initial Purchase Price to the Company.

                           (ii) The aggregate consideration for the Shares and the Warrants will be (A) an amount equal to the Company's Enterprise Value Per Common Share on the Closing Date times 409,091 (the "Cash Purchase Price"), plus (B) the warrants granted under the Sachs Warrant Agreement (which warrants are being distributed by the Company solely to Westrec Financial and are being sold by Westrec Financial to Michael
         M. Sachs). As soon as practicable after the delivery by the Company to the Purchaser of the Company's 1997 Annual Financial Statements, the Company and the Purchaser will calculate the Cash Purchase Price. If the Cash Purchase Price exceeds the Initial Purchase Price, the Purchaser will pay the excess to the Company. If the Cash Purchase Price is less than the Initial Purchase Price, the Company will refund the difference to the Purchaser. Any payment due under this paragraph (a "Purchase Price Adjustment") must be made as promptly as possible after the determination of the Cash Purchase Price, in the manner prescribed for the payment of the Initial Purchase Price in Section 2.3(a)(1) hereof.

                           (iii) The Company and the Purchaser hereby agree to allocate the purchase price with respect to the Shares and the Warrants, based on their fair market value, as follows: 100% to the Shares; 0% to the Warrants. Contemporaneously with the payment of any Purchase Price Adjustment, the Company and the Purchaser will agree upon an allocation of the purchase price between the Shares and the Warrants, based on each Security's fair market value, except that the failure to agree upon the allocation will not relieve any party from its obligation hereunder to pay a Purchase Price Adjustment. The
         Company and the Purchaser hereby agree that all Tax Returns filed by the Company and the Purchaser will be consistent in all material respects with the allocation determined as set forth in this Paragraph 2.2(c)(iii).

  Section 2.3  Closing Deliveries

                   At the Closing:

                 (a) The Company will deliver to the Purchaser:

                  (1) certificates representing the Shares and the Warrants, duly endorsed (or accompanied by duly executed stock powers in such permitted denomination or denominations and registered in the Purchaser's name or the name of such nominee or nominees as the Purchaser may request), dated the Closing Date, against payment of the purchase price therefor by one or more intra-bank or Federal funds bank wire transfers of same day funds to such bank account within the United States as the Company shall designate at least two Business Days prior to the Closing);

                  (2)  duly  executed  copies  of  each of the  Westrec  Warrant
         Agreement,   the  Sachs  Warrant  Agreement,  the  Registration  Rights
         Agreement, the Stockholder
         Agreement, and the Tax Allocation Agreement; and

                  (3) a certificate to the effect that each of the Company's representations and warranties set forth or incorporated by reference in this Agreement was accurate in all respects as of the date hereof and is accurate in all respects as of the Closing Date, as if made on the Closing Date.

                           (b) The Purchaser will deliver to the Seller:

                  (1)  one or more wire transfers in accordance with Section 2.3
         (a)(1) above;

                  (2)  duly  executed  copies  of  each of the  Westrec  Warrant
         Agreement,   the  Sachs  Warrant  Agreement,  the  Registration  Rights
         Agreement, and the Stockholder Agreement; and

                  (3) a certificate to the effect that each of the Purchaser's representations and warranties in this Agreement was accurate in all respects as of the date hereof and is accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 2.4  Delivery Expenses

                  If a Holder surrenders any Securities to the Company for any reason, the Company agrees to pay the cost of delivering to such Holder's office or to the office of such Holder's designee from the Company, insured (at such Holder's expense) to such Holder's reasonable satisfaction, each Security issued in substitution, replacement or exchange for, or upon exercise of, the surrendered Security.

Section 2.5  Issue Taxes

                  The Company agrees to pay all sales, transfer, and other similar Taxes (other than Taxes in the nature of income, franchise or gift taxes) and governmental fees arising in connection with the issuance, sale, delivery or transfer by the Company to each Holder of the Shares, the Warrants and the Warrant Shares, as the case may be, and the execution and delivery of the other Documents and any modification of any of such Securities and Documents and will hold such Holder harmless without limitation as to time against any and all liabilities with respect to all such Taxes and fees. The obligations of the Company under this Section 2.5 shall survive the exercise of the Warrants and the termination of this Agreement and the other Documents.

Section 2.6  Lost, Etc. Securities

                  Notwithstanding anything to the contrary contained in the Charter Documents or the Westrec Warrant Agreement, if a mutilated Security or a Warrant Share is surrendered to the Company by a Holder for replacement or if the Holder of a Security or Warrant Share claims and submits an affidavit or other evidence, reasonably satisfactory to the Company, to the effect that the Security or Warrant Share has been lost, destroyed or wrongfully taken, the Company shall issue, or cause to be issued, a replacement Security or Warrant Share if the customary requirements relating to replacement securities are reasonably satisfied; provided, that the affidavit of an authorized officer of such Holder, setting forth the fact of loss, theft or destruction and of its ownership of the Security or Warrant Share at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Security or Warrant Share other than the unsecured written agreement of such owner, reasonably satisfactory to the Company, to indemnify the Company, or, at the option of the Holder, an indemnity bond in the amount of the Security or Warrant Share remaining outstanding.

Section 2.7  Indemnification

                  In addition to all other sums due hereunder or provided for in this Agreement or any of the other Documents and any and all obligations of the Company to indemnify the Purchaser hereunder or under any of the other Documents, the Company hereby agrees, without limitation as to time, to indemnify the Purchaser, each of its Affiliates and each director, officer, partner, employee, counsel, agent or representative of the Purchaser or any of its Affiliates (collectively, the "Indemnified Parties") against, and hold each of them harmless from, to the fullest extent lawful, all losses, claims, damages, taxes, liabilities, costs (including, without limitation, costs of preparation and reasonable fees and other charges and expenses of counsel and customary per diem reimbursement or fees for time spent preparing for or participating in any deposition or giving testimony) and reasonable expenses, including expenses of investigation (collectively, "Losses"), incurred by any of them, arising out of or in connection with (i) the breach of any representation or warranty of the Company set forth in or incorporated by reference in this Agreement, or (ii) any pollution or threat to human health or the environment that is related in any way to the Company and its Subsidiaries' respective operations, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, and that occurred, existed, or arises out of conditions that existed or were caused, in whole or in part, on or before the Closing Date; provided, however, that the Company shall not be liable to any Indemnified Party for any Losses to the extent that it shall be determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Losses arose from any act or failure to act of such Indemnified Party constituting gross negligence or willful misconduct, so long as such acts were not taken by such Indemnified Party in good faith or in reasonable reliance upon any of the representations, warranties, covenants, or promises of the Company or its Affiliates included or incorporated by reference herein or in any other Document. The Company agrees to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party (subject to repayment to the Company to the extent that it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). The obligations of the Company to each Indemnified Party hereunder shall be separate obligations, and the Company's liability to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. Subject to Section 4.26, the obligations of the Company under this Section 2.7 shall survive the purchase of the Securities, the exercise of the Warrants, the purchase of any Warrant Shares, any transfer of the Securities by the Purchaser and the termination of this Agreement and any of the other Documents.

                  In case any action, claim, suit, citation or proceeding (an "Action") shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company hereunder, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and other charges and expenses incurred in connection with the defense thereof. The failure to so notify the Company shall not affect any obligation it may have to any Indemnified Party under this Agreement except to the extent that (as finally determined by a court of competent jurisdiction, which determination is not subject to review or appeal) such failure materially and adversely prejudiced the Company's ability to defend such Action. Each Indemnified Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Company has agreed to pay such fees and other charges and expenses, it being understood that the Company is under no obligation to agree to do so except as set forth in clauses (ii) - (iii) of this paragraph; (ii) the Company has failed reasonably promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such Action (including any impleaded parties) include any Indemnified Party and the Company or an Affiliate of the Company, and such Indemnified Party and the Company shall have been advised in writing by counsel that a conflict of interest may exist if the Company's counsel represents such Indemnified Party and the Company or its Affiliate; provided that, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel in the circumstances described in clause (i), (ii) or (iii) above, the Company shall not have the right to assume the defense thereof, provided, however, that the Company shall not, in connection with any one such Action or separate but substantially similar or related Actions arising out of the same general allegations or circumstances, be responsible hereunder for the fees and other charges and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party. The Company shall not be liable for any settlement of any such Action effected without its written consent (which shall not be unreasonably withheld), except as set forth below. The Company agrees that it will not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the Indemnified Parties, of each of the Indemnified Parties from all liability and obligation arising therefrom.

                  If the indemnification provided for in this Section 2.7 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Losses referred to herein, then the Company shall have an obligation to contribute to the amount paid or payable by such Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, its subsidiaries and Affiliates, on the one hand, and such Indemnified Party, its Subsidiaries and Affiliates, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such

Person as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation or Action.

Section 2.8  Indemnification Threshold

                  No claim for indemnification may be made by any Indemnified Party hereunder unless the aggregate of all Losses incurred by all Indemnified Parties and subject to indemnification exceeds $100,000 and only to the extent of any such Losses in excess of $100,000.

Section 2.9  Maximum Losses

                  No claim for indemnification of Losses (whether in an action for indemnification or otherwise) may be made by an Indemnified Party hereunder to the extent that the aggregate Losses claimed (including any Losses previously recovered) by all Indemnified Parties exceeds the Cash Purchase Price, except that this Section 2.9 will not apply to or limit any Indemnified Party's right to indemnification arising under clause (ii) of Section 2.7, the breach of any representation or warrant in Section 4.18, or any other provision hereof relating to Environmental Laws.

Section 2.10  Subrogation

                  If the Company makes any payment under Section 2.7 in respect of any Losses, the Company shall be subrogated, to the extent of such payment, to the rights of the Indemnified Party against any insurer or third party with respect to such Losses; provided, however, that the Company shall not have any rights of subrogation with respect to the Indemnified Party or any of its Affiliates or any of its or its Affiliates' officers, directors, agents or employees.

Section 2.11  Damages

                  Notwithstanding anything to the contrary elsewhere in this Agreement or any other Document, neither the Company nor its Affiliates shall, in any event, be liable to any Indemnified Party for any consequential damages, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement. Each party agrees that it will not seek punitive damages as to any matter under, relating to or arising out of the Transactions.

                                   ARTICLE III
                               CLOSING CONDITIONS

Section 3.1  Conditions to The Purchaser's Obligations

                  The obligation of the Purchaser to purchase and pay for the Securities at the Closing is subject to the satisfaction or waiver of each of the following conditions on or before the Closing Date:

                           (a) Delivery of Documents. The Company shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser and its counsel, the following:

                           (i)  Certificates   representing  the  the  Purchaser
         Securities, duly executed by authorized officers of the Company and registered in the Purchaser's name;

                           (ii) Executed copies of each Document (other than this Agreement) to which the Company is a party.

                           (iii) An opinion, dated the Closing Date and addressed to the Purchaser, from Gibson, Dunn & Crutcher LLP, counsel for the Company, in a form reasonably acceptable to the Purchaser. In rendering their opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by the Company's officers and other representatives (copies of which must be delivered to the Purchaser) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Such counsel shall opine, as applicable, as to the federal laws of the United States and the laws of the State of California.

                           (iv) A duly  certified  resolution  of the  Company's
         Board of Directors, in full force and effect on the Closing Date, authorizing the Company's execution, delivery and performance of this Agreement and all other Documents to which the Company is a party and the consummation of the Transactions.

                           (v) Such other documents, certificates and opinions as the Purchaser may reasonably request.

                           (b)  Compliance  with  Agreements.  The Company shall
have performed and complied with all agreements, covenants, and conditions herein and in each other Document that are to be performed or complied with by the Company on or before the Closing Date.

                           (c)  Representations  and  Warranties.   All  of  the
Company's representations and warranties contained or incorporated by reference herein or in any other Document shall be true and correct on and as of the Closing Date, both before and after giving effect to the Transactions.

                           (d)  No  Material   Adverse  Change.   Subsequent  to
December 31, 1997, (i) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the properties, business, operations, assets, condition (financial or otherwise) or prospects of the Company, its Subsidiaries, or any of their properties; and (ii) except for the issuance of the Securities, (A) there shall not have been any change in the Company's Capital Stock (other than as contemplated hereby) or long-term debt (other than resulting from scheduled payments thereunder) or any material increase in its short-term debt, and (B) the Company shall not (other than in the ordinary course of business consistent with past practice) have incurred any liability or obligation, direct or contingent, that is material to the Company, is required to be disclosed on a balance sheet in accordance with GAAP, and is not disclosed on the latest balance sheet provided to the Purchaser prior to the date of this Agreement.

                           (e) No Material Judgment or Order. There shall not be
on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Body that, in the reasonable judgment of the Purchaser or its counsel, would prohibit or subject the Company to any material penalty on account of the sale or issuance of the Securities hereunder.

                           (f) Consummation of the Transactions  shall not cause
the  Purchaser  tofail to  qualify as a "real  estate  investment  trust"  under
Section 856 of the Code, and there shall not have been enacted, proposed or announced any amendment to the Code or the rules or regulations thereunder (including any rulings) which, if applied to the Purchaser or the Transactions, could cause the Purchaser to fail to qualify as a "real estate investment trust."

                           (g) All of the transactions contemplated by the other
Documents shall have been consummated.

                           (h) The Closing Date shall have  occurred on or prior
to the Outside Date.

Section 3.2  Conditions to the Company's Obligations

                  The obligation of the Company to issue and sell the Purchaser Securities to the Purchaser at the Closing is subject to the satisfaction or waiver of each of the following conditions on or before the Closing Date:

                           (a) Performance of  Obligations.  The Purchaser shall
have performed and complied with all agreements, covenants, and conditions herein and in each other Document on or before the Closing Date.

                           (b)  Delivery  of  Documents  and  Payment of Initial
Purchase Price. The Purchaser shall have delivered each of the following documents and shall have made the payment required by Section 2.2(c)(i) hereof:

                           (i) Executed copies of each Document (other than this Agreement) to which the Purchaser is a party.

                           (ii) Opinions, dated the Closing Date and addressed to the Company, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchaser and from separate local counsel for the Purchaser, in a form reasonably acceptable to the Company. In rendering their opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by the Purchaser's officers and other representatives (copies of which must be delivered to the Company) and by government officials, and upon such other documents as such counsel deems appropriate as a basis for their opinion. Such counsel shall opine, as applicable, as to the federal laws of the United States and the laws of the States of California and Maryland.

                           (iii) A duly certified resolution of the Purchaser's Board of Directors ratifying and approving the Purchaser's execution, delivery and performance of this Agreement and all other Documents to which it is a party and the consummation of the Transactions.

                           (iv) Such other documents, certificates and opinions as the Company may reasonably request.

                           (c)  Representations  and  Warranties.   All  of  the
Purchaser's representations and warranties contained or incorporated by reference herein or in any other Document shall be true and correct on and as of the Closing Date, both before and after giving effect to the Transactions.

                           (d)  No  Material   Adverse  Change.   Subsequent  to
December 31, 1997, there shall not have been any material adverse change, or any development involving a prospective material adverse change in the properties, business, operations, assets, condition (financial or otherwise) or prospects of the Purchaser or its Subsidiaries.

                           (e) No Material Judgment or Order. There shall not be
on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Body that, in the reasonable judgment of the Company or its counsel, would prohibit or subject the Purchaser or the Company to any material penalty on account of the consummation of the Transactions.

                           (f) All of the transactions contemplated by the other
Documents shall have been consummated.

                           (g) The Closing Date shall have  occurred on or prior
to the Outside Date.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Purchaser on the date hereof and as of the Closing Date as follows:

Section 4.1  Company's Due Incorporation and Good Standing

                           (a) The Company is a corporation  duly  incorporated,
validly existing, and in good standing under the laws of the State of California with full corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other Documents to which it is a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required.

                           (b) Schedule 4.1 sets forth a list of each Subsidiary
of the Company. Each such Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as proposed to be conducted. Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required. All of the outstanding Capital Stock of each of the Subsidiaries is owned by the Company free and clear of any Lien.

Section 4.2  Capitalization

                  The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and 5,000,000 shares of preferred stock (the "Preferred Stock"). As of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Documents, (a) there will be issued and outstanding
3,326,740 shares of Class A Common Stock and 82,351shares of Class B Common Stock, all of which will be validly issued and fully paid and nonassessable, and no shares of Preferred Stock; and (b) there will be reserved for issuance (i) upon exercise of the Warrants, 1,206,288 shares of Class B Common Stock and (ii) upon conversion of shares of Class B Common Stock, 1,288,639 shares of Class A Common Stock. Except as set forth above, at the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Documents, no Equity Interests of the Company will be issued or outstanding and there are not, and at the Closing Date there will not be, any options, agreements, instruments or securities relating to the issued or unissued Equity Interests of the Company or any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to issue, transfer, grant or sell any Equity Interests in the Company or any Subsidiary.

Section 4.3  [Reserved]


Section 4.4  Authority

                  The Company has all necessary corporate power and authority to execute and deliver this Agreement and each other Document to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery of this Agreement and each of the other Documents to which it is a party has been authorized by all necessary corporate action on the part of the Company, and no other corporate proceeding or approval is required on the part of the Company to authorize this Agreement or the other Documents to which it is a party or to consummate the Transactions. This Agreement and each of the other Documents (except the Registration Rights Agreement and the Stockholder Agreement) have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitute the Company's legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any provision thereof and upon the availability of injunctive relief or other equitable remedies.

Section 4.5  Authorization, Etc. of Shares

                  The Shares issuable to the Purchaser hereunder have been duly authorized for issuance and, when issued to the Purchaser in accordance herewith, will be validly issued, fully paid, and non-assessable. At the Closing, the Purchaser will acquire good and valid title to the Shares, free and clear of any Lien. The Company has duly authorized and reserved a sufficient number of shares of Class A Common Stock for issuance upon exchange of the Class B Common Stock (including Warrant Shares) and, when issued upon such exchange, the shares of Class A Common Stock will be validly issued, fully paid and non-assessable.

Section 4.6  Authorization of Warrant Shares

                  The Company has duly authorized and reserved a sufficient number of shares of Class B Common Stock for issuance upon exercise of the Warrants and exchange of the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Westrec Warrant Agreement, will be validly issued, fully paid, and nonassessable.

Section 4.7  Authorization, Etc. of Registration Rights Agreement

                  The Registration Rights Agreement has been duly authorized and, at the Closing Date, will be validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the Company's legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any provision thereof and upon the availability of injunctive relief or other equitable remedies, and
(c) rights to indemnification thereunder may be limited by federal or state securities laws or the policies underlying such laws.

Section 4.8  Authorization, Etc. of Stockholder Agreement

                  The Stockholder Agreement has been duly authorized and, at the Closing Date, will be validly executed and delivered by each signatory thereto (other than the Purchaser). Assuming the due authorization, execution and delivery thereof by the Purchaser, it will constitute a legal, valid and binding agreement of each other signatory thereto, enforceable against each of them in accordance with its terms, except (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any provision thereof and upon the availability of injunctive relief or other equitable remedies.

Section 4.9  No Violation or Conflict; No Default

                           (a) Neither the nature of the Company's business, the
execution, delivery or performance of this Agreement or any other Document, the Company's compliance with its respective obligations thereunder, the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Securities will:

                  (1) violate or conflict with any provision of the Company's Charter Documents;

                  (2) violate or conflict with any statute, law, executive order, rule or regulation or any judgment, decree, order, regulation or rule of any court or Governmental Body (collectively, "Laws") applicable to the Company or any of its Subsidiaries or their respective properties or assets, except where such violation is reasonably not expected to have, singly or in the aggregate, a Material Adverse Effect; or

                  (3) violate, be in conflict with, constitute a breach or default (or any event which, with the passage of time or notice or both, would become a default) under, permit the termination of, require the consent of any Person (other than as disclosed in Schedule 4.9(a)(3) hereto) under, result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries under, result in the loss (by the Company or any Subsidiary) or modification in any manner adverse to the Company and its Subsidiaries of any right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral (collectively, "Contracts") to which the Company or any of its Subsidiaries is a party or by which their properties may be bound or affected except is reasonably expected not, individually or in the aggregate, to have a Material Adverse Effect.

                           (b) Neither  the Company nor any of its  Subsidiaries
is in default (without giving effect to any grace or cure period or notice requirement) under any Contract, except where such default is reasonably expected not, individually or in the aggregate, to have a Material Adverse Effect.

                           (c) The execution,  delivery and  performance of this
Agreement and the other Documents by the Company and the other parties thereto (other than the Purchaser) will not require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Body under any Laws, except (i) for required filings under the Securities Act or state "blue sky" laws as a result of the exercise of rights under the Registration Rights Agreement, and (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, is reasonably expected not, individually or in the aggregate, to have a Material Adverse Effect or to prevent or delay in any material respect consummation of the transactions contemplated hereby, or otherwise prevent the Company from performing their obligations under this Agreement or the other Documents.

Section 4.10  No Material Adverse Change; Financial Statements

                           (a) Since  December 31, 1997,  (i) there has not been
any material adverse change in the properties, business, operations, assets, condition (financial or otherwise) or prospects of the Company; and (ii) except for the authorization and issuance of the Shares and the Warrants, there shall not have been any change in the Capital Stock of the Company or of the long-term debt (other than resulting from scheduled payments thereunder), or any increase in the short-term debt, of the Company or the Partnerships.

                           (b) The  Company  has  delivered  to the  Purchaser a
consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997, and the related statements of income, stockholders' equity and cash flows for the two fiscal years then ended, together with the report thereon of Ernst & Young LLP, independent certified public accountants, on such financial statements at and for the years ended December 31, 1995 and 1996 including the notes thereto. Such financial statements fairly present the financial position and results of operations and cash flows of the Company as of the respective dates and for the respective periods referred to therein and have been prepared in accordance with GAAP, consistently applied throughout the periods involved.

Section 4.11  Full Disclosure

                  Neither this Agreement (including without limitation the representations and warranties incorporated herein by reference), the financial statements referred to in Section 4.10(b), any other Document, nor any other certificate (addressed to the Purchaser) furnished by or on behalf of the Company to the Purchaser in connection with the sale of the Securities or the consummation of the Transactions contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

Section 4.12  Private Offering

                  Assuming the correctness of the representations and warranties set forth in Section 5.1 hereof, the offer and sale of the Securities to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities, neither the Company nor its representatives used any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

                  The Purchaser is the sole purchaser of the Securities from the Company. No securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof that would be integrated with the sale of the Securities hereunder pursuant to the Securities Act.

Section 4.13  No Brokers

                  Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent, or other intermediary in connection with the sale of the Securities and the Transactions or is under any obligation to pay any broker's or finder's fee or commission or similar payment in connection therewith, other than certain compensation that may be payable to Pearl Hill Investments ("Pearl Hill") by the Company.

Section 4.14  Representations and Warranties

                  The Company's representations and warranties (and the related schedules) in the Documents other than this Agreement will be deemed to constitute representations and warranties of the Company under this Agreement with the same force and effect as the representations and warranties expressly set forth herein.

Section 4.15  Litigation

                           (a) Except as set forth on Schedule 4.15, there is no
Action (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, or to the knowledge of the Company, threatened or contemplated ("Proceedings") against or affecting the Company or any of its Subsidiaries, or the properties or assets of any of them, except for Proceedings that, if finally determined adversely to the Company or any of its Subsidiaries, could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. In addition, there have not been any developments with respect to any of the Proceedings disclosed on Schedule 4.15 which would reasonably be expected in the future to have, singly or in the aggregate, a Material Adverse Effect. No Proceeding seeking to restrain, enjoin, prevent the consummation of, or otherwise challenge this Agreement, any other Document or the Transactions is pending.

                           (b) Neither the Company nor any Subsidiary is subject
to any judgment, order, decree, rule, or regulation of any Governmental Body that has had a Material Adverse Effect or that is reasonably expected to have, singly or in the aggregate, a Material Adverse Effect.

Section 4.16  Labor Relations

                  To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any Person for whom the Company or any of its Subsidiaries is or may be responsible, by contract or by operation of law, is engaged in any unfair labor practice that could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. There is (a) no unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any Person for whom the Company or any of its Subsidiaries is or may be responsible by contract or by operation of law, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries, or any Person for whom either the Company or any of its Subsidiaries is or may be responsible by contract or by operation of law, and (c) no union representation claim or question existing with respect to the employees of the Company or any of its Subsidiaries, or any Person for whom the Company or any of its Subsidiaries is or may be responsible by contract or by operation of law, and no union organizing activities taking place. Neither the Company, nor any of its Subsidiaries or any Person for whom the Company or any of its Subsidiaries is or may be responsible by contract or by operation of law, is a party to any collective bargaining agreement.

                  Except as disclosed on Schedule 4.16 or such as is reasonably not expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has violated any applicable federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, immigration and occupational safety and health. No charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any corresponding state agency, and the Company and its Subsidiaries have at all times been in material compliance with all federal and state laws and regulations prohibiting discrimination in the workplace, including laws and regulations that prohibit discrimination or harassment on account of race, national origin, religion, gender, disability, age, immigration status, workers compensation status or otherwise.

Section 4.17  Taxes

                  Except as otherwise disclosed in Schedule 4.17:

                           (a) The Company has timely filed (or has had filed on
its behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed on or before the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete, and correct.

                           (b) The  Company has paid or,  where  payment was not
yet due, has established an adequate accrual for the payment of all Taxes due with respect to any period ending on or before December 31, 1997.

                           (c)  No  Audit  by a  Tax  Authority  is  pending  or
threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or any of its Subsidiaries. No issue has been raised by any Tax Authority in any Audit of or affecting the Company or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or any of its Subsidiaries. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries, except liens for current Taxes not yet due.

                           (d) Neither  the Company nor any of its  Subsidiaries
has given nor been requested to give any waiver of statutes of limitations relating to the payment of Taxes or executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

                           (e) Neither  the Company nor any of its  Subsidiaries
is a party to or bound by any tax sharing, cost sharing, or similar agreement or policy relating to Taxes (other than the Tax Sharing Agreement).

                           (f) The Company has not  entered  into any  agreement
that would result in the disallowance of any tax deductions pursuant to section 280G of the Code. No "consent" within the meaning of section 341(f) of the Code has been filed with respect to the Company.

Section 4.18  Environmental Matters

                           (a) To the Company's  knowledge,  the Company and its
Subsidiaries are in compliance with all Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that it is not in compliance with any Environmental Law. To the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future.

                           (b)  To  the   Company's   knowledge,   there  is  no
Environmental Claim pending or threatened against the Company or any of its Subsidiaries with respect to its operations or business or against any Person whose liability therefor the Company or any of its Subsidiaries is or may be responsible by contract or by operation of law.

                           (c) To the Company's knowledge,  there are no past or
present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or any Person whose liability for any Environmental Claim the Company any of its Subsidiaries is or may be responsible by contract or by operation of law.

                           (d) Without in any way limiting the generality of the
foregoing, to the Company's knowledge Schedule 4.18(d) sets forth (1) all material permits, licenses and other governmental authorizations held by the Company and its Subsidiaries, or required for their operations and businesses, under any Environmental Law, including the current status of each permit, license and authorization, (2) all on-site and off-site locations where the Company or any Subsidiary has stored (to the extent such storage is regulated by the Resource Conservation and Recovery Act of 1976, as amended), disposed or arranged for the disposal of Materials of Environmental Concern, (3) all underground storage tanks, and the capacity and contents of such tanks, located on property currently owned, leased or controlled by the Company or any Subsidiary, (4) the location and condition of any asbestos or lead (including furnishings or lead-based paints) contained in or forming part of any building, building component, structure or office space owned, leased or controlled by the Company or any Subsidiary, and (5) all PCBs or PCB-containing items that are used or stored at any property owned, leased or controlled by the Company or any Subsidiary.

                           (e) To the Company's  knowledge,  the Company and its
Subsidiaries have all material permits, licenses, registrations, authorizations and approvals and financial assurance (including, without limitation, rights under grandfather provisions, exemptions, waivers and the like) ("Environmental Permits") required to be held or provided by them under applicable Environmental Laws in order to conduct their respective businesses as currently operated. To the Company's knowledge, the Company and its Subsidiaries are in material compliance with the requirements of all such Environmental Permits, and none of them have been notified by any Governmental Authority or has any basis to believe that any Environmental Permit is reasonably likely to be modified, suspended or revoked, or that any Environmental Permit cannot be renewed in the ordinary course of business. Schedule 4.18(e) lists all Environmental Permits, if any, held by the Company and its Subsidiaries and all Environmental Permits, if any, relating to them or the properties currently owned or leased by any of them.

                           (f)  The  Company  has  provided  to  the   Purchaser
complete and correct copies, or originals, of all environmental and worker safety and health reports, studies, risk assessments, exposure assessments, investigations, audits, internal assessments of potential responsibility or liability under Environmental Laws, and records of agency audits under Environmental Laws which are in the possession of the Company, its Subsidiaries or Affiliates relating to the properties currently owned or leased by any of them.

                           (g) The Company has made  available to the  Purchaser
copies of all documents relating to the purchase or acquisition by the Partnerships of their respective assets, and has provided to the Purchaser copies of all other contracts or agreements allocating responsibility, obligation or liability for environmental matters to the Company or any Subsidiary from a third party or allocating responsibility, obligation or liability for environmental matters from any such Person to a third party.

Section 4.19  ERISA

                  Except as set forth on Schedule 4.19, neither the Company nor any other trade or business (whether or not incorporated) that together with the Company or its Subsidiaries would be deemed a "single employer" (within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") is a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code), with respect to any profit-sharing, pension or retirement plan, program, arrangement or agreement, or any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any "plan" (within the meaning of Section 4975 of the Code) (collectively, each such plan, program, arrangement or agreement an "Employee Benefit Plan").

                  With respect to each Employee Benefit Plan: (i) each Employee Benefit Plan has been administered in compliance in all material respects, with its terms including, but not limited to, any provisions relating to contributions thereunder, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other federal, state and other applicable laws, rules and regulations, as they relate to such Employee Benefit Plans; (ii) no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and to the knowledge of the Company, there have been no "prohibited transactions" (as described in Section 4975 of the Code or Section 406 of ERISA) with respect to any Employee Benefit Plan which could subject the Company to a material tax, penalty or other liability under ERISA or the Code; (iii) there are no proceedings, suits or material claims (other than routine claims for benefits) pending or to the knowledge of the Company threatened with respect to any Employee Benefit Plan, the assets of any trust thereunder, or the Employee Benefit Plan sponsor with respect to the design or operation of any Employee Benefit Plan; (iv) to the knowledge of the Company, no condition exists or event or transaction has occurred in connection with any Employee Benefit Plan that has resulted or is reasonably likely to result in the Company or any ERISA Affiliate incurring any liability, fine or penalty except as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect; (v) no Employee Benefit Plan is or ever has been subject to, and the Company has no liability under, Title IV of ERISA, whether actual or contingent; and (vi) no amounts payable under any Employee Benefit Plan will, in connection with the transactions contemplated under this Agreement, the Related Agreements, or otherwise, fail for any reason to be deductible for federal income tax purposes in an amount that could reasonably be expected to result in a Material Adverse Effect.

Section 4.20  Properties

                           (a) Neither the  Company nor any  Subsidiary  thereof
owns any real property. Schedule 4.20 sets forth a true, correct and complete list of all of the real property leased or occupied by the Company or its Subsidiaries indicating, in each case, the address or legal description of such real property and the legal and equitable owner of such real property. There are no options, rights of first refusal, rights of first offer or comparable rights held by any Person to purchase or otherwise acquire a direct or indirect interest in the Company's leasehold interest in any real property.

                           (b)  To  the  Company's  knowledge,  each  such  real
property is in material compliance with all Laws, including, without limitation, all Laws with respect to zoning, building, fire and health codes, and sanitation and pollution control. Neither the Company nor any of its Subsidiaries has received notice of, or has knowledge of, any condition currently or previously existing on any such real property or any portion thereof which is reasonably expected to give rise to any material violation of any existing Law applicable to any of such real property if it were disclosed to the authorities having jurisdiction over any of such real property.

                           (c) Neither  the Company nor any of its  Subsidiaries
has knowledge of any pending or contemplated condemnation, eminent domain or similar proceeding or special assessment which would affect any of such real property or any part thereof.

                           (d) To the  knowledge of the Company,  each such real
property and the improvements thereon are in good condition and repair and are free from any material defects, including, without limitation, environmental, erosion, draining or soil problems, physical, structural, mechanical, construction or electrical defects, defects in the parking lot pavement or defects in utility systems. To the knowledge of the Company, there are no leaks in any of the roofs or any other portions of the improvements at any such real properties, and no infestation at any properties by rodents, termites or other insects or animals of any type that would have a material adverse effect on the value of any such real properties.

Section 4.21  Compliance with Laws

                  The Company and its Subsidiaries have obtained and maintained in good standing any licenses, permits, consents, and authorizations required to be obtained by it under all Laws relating to their respective businesses, the absence of which is reasonably expected to have, singly or in the aggregate, a Material Adverse Effect. All such licenses, permits, consents, and authorizations remain in full force and effect, except insofar as the absence of any of the foregoing could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in compliance, in all material respects, with all Laws, except to the extent that any failure to comply is not reasonably expected to have a Material Adverse Effect.

Section 4.22  Insider Transactions

                  Except for the distribution of Warrants contemplated hereby, since December 31, 1997, the Company has not entered into any transaction or contract with any of its Affiliates or an Affiliate of any of its Affiliates, other than as described in Schedule 4.22, attached hereto.

Section 4.23  Certain Transfers

                  Before the Closing Date, the Company distributed to Westrec Financial (i) all limited partnership interests held by the Company in PS Marinas I, a California Limited Partnership, PS Marinas 3, a California Limited Partnership, PS Marinas 4, a California Limited Partnership, Tower Park Marina Investors, L.P., a California limited partnership and (ii) all Capital Stock owned by the Company in Westrec Equities, Inc. As of the Closing Date, the Company holds no legal or beneficial interest in any Partnership.

Section 4.24  Insurance Plans

                  Schedule 4.24, attached hereto, contains a true and correct accounting of the earnings of Westrec Financial derived, in the insurance plan year ending June 30, 1997, from the workers compensation and group medical plans maintained for employees of the Company and its Subsidiaries and an estimate reasonably prepared by Company and reasonably acceptable to the Purchaser of the aggregate amount of all claims expected to be incurred by those plans for that insurance plan year.

Section 4.25  Southwinds

                  As of the date hereof and on the Closing Date, Westrec Financial owns, free and clear of all liens, claims, and encumbrances, 100% of the Capital Stock of Westrec Southwinds, Inc., and Westrec Southwinds, Inc. owns, free and clear of all liens, claims, and encumbrances, a 10% membership interest in Southwinds.

Section 4.26 Survival of Representations and Warranties

                  All of the Company's representations and warranties hereunder and under the other Documents will survive the execution and delivery of the same through and until the third anniversary of the Closing Date, except that the representations and warranties contained in Sections 4.1 through 4.8 will survive indefinitely and the representations and warranties in Section 4.17 will survive until the expiration of the applicable statute of limitations with respect to such Tax Returns. All other obligations of the Company under this Agreement will expire upon consummation of the Closing.


                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Company that:

Section 5.1  Purchase for Own Account

                  The Purchaser is purchasing Securities solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Securities to be in violation of the securities laws of the United States of America or any state thereof. The foregoing is without prejudice to the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

Section 5.2  Accredited Investor

                  The Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; acknowledges that the Securities have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or their sale is permitted pursuant to an exemption from such registration requirement; is able to bear the economic risk of its investment in the Securities and is presently able to afford the complete loss of such investment; and is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

Section 5.3  Authorization

                  The Purchaser has taken all actions  necessary to authorize it
(i) to execute, deliver and perform all of its obligations under this Agreement and the other Documents, and (ii) to consummate the Transactions. This Agreement and each of the other Documents have been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution, and delivery thereof by the Company, constitutes the Purchaser's legal, valid and binding obligation, enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any provision hereof and upon the availability of injunctive relief or other equitable remedies.

Section 5.4  Capitalization

                           (a) The  authorized  Capital  Stock of the  Purchaser
consists of 25 million shares of preferred stock and 75 million shares of common stock. As of the Closing Date, there will be issued and outstanding no shares of preferred stock and 10,342,009 shares of common stock, all of which will be validly issued and fully paid and nonassessable. Upon the exercise of any Warrants, the Purchaser will reserve adequate shares of its common stock for issuance upon exercise of any warrant issued pursuant to the Sachs Warrant Agreement. Except as set forth above, at the Closing Date, no Equity Interests of the Purchaser will be issued or outstanding and there are not, and at the Closing Date there will not be, any options, agreements, instruments or securities relating to issued or unissued Equity Interests of the Purchaser obligating the Purchaser to issue, transfer, grant or sell any Equity Interests in the Purchaser.

Section 5.5  No Brokers

                  Neither the Purchaser nor any of its Affiliates has engaged any broker, finder, commission agent, or other intermediary in connection with the sale of the Securities and the Transactions or is under any obligation to pay any broker's or finder's fee, commission, or similar payment in connection therewith, other than certain compensation that may be payable to Pearl Hill.

Section 5.6  Survival of Representations and Warranties

                  All  of  the   Purchaser's   representations   and  warranties
hereunder and under the other Documents will survive the execution and delivery of the same through and until the third anniversary of the Closing Date.

Section 5.7  Investigation

                  The Purchaser has conducted an investigation of the Company and its Subsidiaries and acknowledge that the Company has provided to the Purchaser access to the employees, books, and records of the Company and its Subsidiaries as the Purchaser has requested in connection therewith.


                                   ARTICLE VI
                                    COVENANTS

Section 6.1  Further Actions

                  During the period from the date hereof to the Closing Date, each of the parties shall, and shall cause their respective Affiliates to (a) use their best efforts to take all actions necessary or appropriate to cause its representations and warranties contained in Articles IV or V respectively, hereof or incorporated by reference herein or contained or incorporated by reference in any of the other Documents to be true and correct as of the Closing Date (except with respect to any representation that specifically relates to another date), both before and after giving effect to the transactions contemplated by this Agreement and the other Documents, as if made on the Closing Date, and (b) take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the Transactions including using their best efforts to obtain all consents and approvals that are necessary to the consummation of the Transactions, and to remove all injunctive or other impediments or delays, legal or otherwise thereto.

Section 6.2  Additional Covenants of the Company

                           (a)  Between  the  date  of  this  Agreement  and the
Closing Date, the Company (i) shall and shall cause each of its Subsidiaries to, conduct its business consistent with past practice and in the ordinary course of its normal day-to-day operations, and (ii) shall not take, or permit any of its Subsidiaries to take, any of the actions set forth in Section 3.6 of the Stockholder Agreement, except as specifically contemplated by this Agreement and the other Documents or with the prior written approval of the Purchaser.

                           (b) As soon as  practicable  after the  Closing,  the
Company and its Affiliates will take all necessary action to cause the operation of the workers compensation and group medical plans maintained for employees of the Company and its Subsidiaries to be transferred to the Company or to a wholly-owned Subsidiary of the Company.

Section 6.3  No General Solicitation

                  Neither the Company, nor any of its Affiliates, nor any Person acting on its or any of their behalf has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

Section 6.4  The Purchaser's Put Right

                  (a) If, as of the 210th day after the Closing Date, the Purchaser or any designated Affiliate thereof shall not have acquired, on terms reasonably acceptable to the Purchaser, (i) with respect to each Partnership, either all general partnership interests therein, all of the Capital Stock of each of its general partners, or substantially all of its assets, (ii) the interest in Southwinds held on the Closing Date by Westrec Southwinds, Inc., or all of the Capital Stock of the entity holding that interest, or substantially all of Southwind's assets, and (iii) all the limited partnership interests in any Partnership held by the Company or any Affiliate thereof, then the Purchaser may, no later than the 240th day after the Closing Date (or if that date is not a Business Day, then the first Business Date thereafter), deliver a written notice (a "Put Notice") to the Company containing the information set forth in
Section 6.4(b).

                  (b) The Put Notice will advise the Company of the Purchaser's intention to exercise its right under this Section 6.4 to cause the Company to repurchase the Securities, specify a date (the "Put Date") on which the repurchase is to occur (which date may be no sooner than the 15th Business Day after the date of delivery of the Put Notice), and include wire instructions for the Company's payment in connection therewith.

                  (b) If the Purchaser timely delivers a Put Notice to the Company, then on the Put Date:

                  (1) the Purchaser will deliver to the Company certificates representing all of the Purchaser's Securities, together with a certificate from the chief executive officer or chief financial officer of the Purchaser certifying that the Securities are free and clear of any lien, claim, or encumbrance of any Person; and

                  (2) the Company will deliver to the Purchaser, by wire transfer as specified in the Put Notice, an amount equal to the Cash Purchase Price paid by the Purchaser.

Section 6.5 Class B Common Stock Purchase

                  No later than 10 days after receipt of a Conversion Notice, the Company will exchange the number of shares of Class B Common Stock specified therein for an equal number of shares of Class A Common Stock, and will issue the shares of Class A Common Stock to the Person designated in the Conversion Notice. The parties hereby acknowledge that the rights granted in this Section
6.5 will be automatically assigned to any party to whom shares of Class B Common Stock are transferred in a transfer permitted under the Stockholder Agreement, and that, notwithstanding any other provision of this Agreement, such party shall be considered a third-party beneficiary with respect to this Section 6.5.


                                   ARTICLE VII
                                   TERMINATION

Section 7.1  Termination Events

                  This Agreement may be terminated, by written notice delivered before or at the Closing, only as follows:

                           (a) by the Company,  if the Purchaser has committed a
material breach of this Agreement, or by the Purchaser, if the Company has committed a material breach of this Agreement;

                           (b) by the  Company,  if  any  of the  conditions  in
Section 3.2 has not been satisfied or waived as of the Closing Date, or if the satisfaction of any such condition is or becomes impossible (other than as a result of the Company's failure to perform its obligations hereunder) and the Company has not waived the condition;

                           (c) by the  Purchaser,  if any of the  conditions  in
Section 3.1 has not been satisfied or waived as of the Closing Date, or if the satisfaction of any such condition is or becomes impossible (other than as a result of the Purchaser's failure to perform its obligations hereunder) and the Purchaser has not waived the condition; or

                           (d)  by  mutual   consent  of  the  Company  and  the
Purchaser.

Section 7.2  Effect of Termination

                  Each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or any other Document, and the exercise of the right to terminate will not constitute an election of remedies or a waiver of any other right. If this Agreement is terminated under Section 7.1, all further obligations of the parties hereto will terminate, except that the terminating party's right to pursue all legal remedies will survive the termination.


                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1  Notices

                  All notices, demands, requests, consents or approvals (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement must be in writing and personally delivered or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to any other address (and with any other copy) as a party may have specified most recently by written Notice. Notice will be deemed given or delivered on the date of delivery or transmission if personally delivered or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third Business Day following the date mailed or on the next

Business Day following delivery thereof to a reputable overnight courier service.

         To the Company:

                  Westrec Marina Management, Inc.
                  16633 Ventura Boulevard, 6th Floor
                  Encino, California  91436
                  Attention: Michael M. Sachs
                  Facsimile: (818) 907-1104

         with a copy (which shall not alone constitute Notice) to:

                  Gibson, Dunn & Crutcher LLP
                  2029 Century Park East
                  Suite 4000
                  Los Angeles, CA  90067
                  Attention: Russell C. Hansen, Esq.
                  Facsimile: (310) 551-8741

         To the Purchaser:

                  Commercial Assets, Inc.
                  3410 South Galena Street
                  Suite 210
                  Denver, Colorado  80231
                  Attention:  President
                  Facsimile: (303) 614-9401

         with a copy (which shall alone not constitute Notice) to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California  90071
                  Attn:  Thomas C. Janson, Jr., Esq.
                  Fax:  (213) 687-5600

Section 8.2  Successors and Assigns

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto which acquire

Common Stock in a transfer permitted under the Stockholder Agreement.

Section 8.3  No Waivers; Amendments

                           (a) No  failure  or delay by any party in  exercising
any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege provided by law. Notwithstanding the foregoing, neither the Company nor any of its officers, employees, agents, stockholders, Affiliates, consultants, legal advisors, or representatives shall have any liability or obligation to the Purchaser in respect of any statement, representation, warranty or assurance of any kind made by the Company, its representatives, or any other Person, except for the representations and warranties specifically set forth herein; provided, that no provision of this Agreement will act to relieve the Company, its representatives, or any other Person from liability for fraud.

                           (b) This  Agreement  may not be amended or  modified,
nor may any provision hereof be waived, other than by a written instrument signed by the Company and the Purchaser.

Section 8.4  Counterparts

                  This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

Section 8.5  Section Headings

                  The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 8.6 GOVERNING LAW; SUBMISSION TO JURISDICTION

                  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY CALIFORNIA STATE COURT SITTING IN THE COUNTY OF LOS ANGELES OR ANY UNITED STATES DISTRICT COURT IN THE CITY OF LOS ANGELES, IN RESPECT OF

ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH PARTY AGREES THAT IT WILL NOT COMMENCE ANY SUCH ACTION IN ANY OTHER JURISDICTION. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH COURT CONSTITUTES AN INCONVENIENT FORUM.

Section 8.7  Entire Agreement

                  This Agreement, together with the other Documents, constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

Section 8.8  Severability

                  Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provision of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 8.9  Attorneys' Fees

                  Subject to Section 2.7, if any litigation is commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, solely as between the parties hereto or their successors, the party or parties prevailing in that proceeding will be entitled to the reasonable attorneys' fees and expenses of counsel and court costs incurred by reason of such litigation.

Section 8.10    Representations and Warranties

                  The disclosure of any information on any Schedule to this Agreement shall be deemed to constitute the disclosure of such information on all other schedules to this Agreement applicable to such information.

Section 8.11     Knowledge

                  Whenever a representation or warranty is stated to be based on the knowledge of a party, such phrase refers to whether a member of such party's senior management has or reasonably should have acquired actual knowledge, in the performance of his or her duties in that capacity, of the matters involved. As used herein, "senior management" means any officer of the Company or the Purchaser, as the case may be, with a title of vice president or its equivalent or higher.

                  IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by the parties set forth below as of the date first written above.

                                    WESTREC MARINA MANAGEMENT, INC.


                                     By:_________________________________
                                          Name:
                                          Title:


                                     COMMERCIAL ASSETS, INC.


                                     By: ________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A